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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  February 7, 2000


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


    Delaware                    1-8400                 75-1825172
(State of Incorporation) ( Commission File Number)    (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                           (817) 963-1234
                   (Registrant's telephone number)







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Item 5.   Other Events

     AMR Corporation (the "Company") is filing herewith a press release issued February 8, 2000 by the Company as Exhibit 99.1. This press release was issued to announce that the Company declared on February 7, 2000, its intent to distribute a dividend on all outstanding shares of AMR's common stock. The Company stated that the dividend will consist of AMR's entire ownership interest in Sabre Holdings Corporation ("Sabre"). To effect the stock dividend, AMR announced that it would exchange all of its one hundred seven million three hundred seventy four thousand (107,374,000) shares of Sabre's Class B Common Stock for an equal number of shares of Sabre's Class A Common Stock.

     The Company stated that its shareholders of record at the close of regular trading on the New York Stock Exchange on March 1, 2000 would receive approximately seven tenths (0.7) of one share of Sabre's Class A Common Stock for each share of AMR common stock. The Company announced that it intends to distribute Sabre's shares after the close of business on March 15, 2000.

     Information about the above events is described in the news release which is attached as an exhibit to this Form 8K and is incorporated by this reference.



Item 7.   Financial Statements and Exhibits

The following exhibit is included herein:

99.1      Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  February 9, 2000

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release

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                                                Exhibit 99.1


                     Contact:      Corporate Communications
                                   Fort Worth, Texas
                                   817-967-1577

FOR RELEASE: Tuesday, February 8, 2000

              AMR DECLARES STOCK DIVIDEND AND SETS
                   TIMELINE FOR SABRE SPIN-OFF

     FORT WORTH, Texas -- AMR Corp., parent company of American Airlines, Inc. announced today that its Board of Directors has set the timeline for the previously announced spin-off of its 83% interest in Sabre Holdings Corporation (Sabre). Sabre is the global leader in the travel and transportation information technology business, and the parent company of Travelocity.com, one of the largest online travel sites on the internet.
     AMR shareholders of record at the close of business on March 1, 2000 will receive approximately 0.7 shares of Sabre for each share of AMR owned on that date. The stock dividend will be distributed after close of business on March 15, 2000. The New York Stock Exchange is expected to begin trading in shares of AMR -- minus its ownership in Sabre -- on a when-issued basis in late February.
     AMR will distribute approximately 107 million common shares of Sabre. Approximately 23 million Sabre shares are publicly traded currently. AMR has received a ruling from the Internal Revenue Service that the spin-off of Sabre will be tax-free to AMR and its shareholders for U.S. federal income tax purposes.
     In a related announcement, Sabre announced that its Board of Directors had declared a one-time $675 million cash dividend, payable on February 18, 2000 to holders of record of Sabre common stock on February 15, 2000. AMR will receive proceeds of approximately $560 million. AMR expects to use the dividend proceeds to enhance its already strong balance sheet. Over time, it will also enable AMR to pursue options to invest in its core airline business.
                               ###
     Current AMR Corp. news release can be accessed via the
                            Internet.
       The address is http://www.amrcorp.com/corpcomm.htm